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                                                                    EXHIBITS 5.1
                                                                        AND 23.2





                                April ___, 1998



Factual Data Corp.
5200 Hahns Peak Drive
Loveland, Colorado  80538

         Re:     Units, Common Stock and Warrants of Factual Data Corp.

Ladies/Gentlemen:

         We have examined the Registration Statement (No. 333-47051, as amended) on Form SB-2 (the "Registration Statement") filed on February 27, 1998 by Factual Data Corp. (the "Company") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,200,000 of the Company's Units (the "Units"), each consisting of one share of the Company's common stock and one of the Company's redeemable common stock purchase warrants, including up to 180,000 shares of common stock and redeemable common stock purchase warrants subject to over-allotment options granted by the Company to the underwriters, and the registration under the Securities Act of 120,000 of the Company's Units, including common stock, redeemable common stock purchase warrants and underlying shares of common stock, issuable pursuant to options granted by the Company to the representative of the underwriters. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Units, common stock, redeemable common stock purchase warrants and underlying shares of common stock.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Restated and Amended Articles of Incorporation of the Company; (b) the Amended Bylaws of the Company; and (c) resolutions by unanimous written consent of the Board of Directors of the Company dated as of February 25, 1998.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

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Factual Data Corp.
April ___, 1998
Page 2



         Based upon the foregoing, we are of the opinion that:  when, as and if
(i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Company shall have received payment in full for the Units, common stock and redeemable warrants to purchase common stock, (iii) the Units, common stock and redeemable warrants to purchase common stock shall have been issued in the form and containing the terms described in the Registration Statement, and (iv) any legally required consents, any other regulatory authorities shall have been obtained, the Units, common stock and redeemable warrants to purchase common stock, when sold will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

         We are admitted to practice law in the State of Colorado and we express no opinions as to the matters under or involving any laws other than the laws of the State of Colorado and the federal laws of the United States of America.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                        Very truly yours,

                                        JONES & KELLER, P.C.